EXHIBIT 99.4

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

REGARDING INTERESTS

IN THE ENDOWMENT MASTER FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JULY 29, 2005

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY ENDOWMENT ADVISERS, L.P.

EITHER BY MAIL OR BY FAX BY, 12:00 MIDNIGHT,

CENTRAL TIME, ON WEDNESDAY, AUGUST 31, 2005,

UNLESS THE OFFER IS EXTENDED.

COMPLETE THE LAST PAGE OF NOTICE OF WITHDRAWAL AND RETURN TO:

Endowment Advisers, L.P.

4265 San Felipe, Suite 900

Houston, Texas 77027

Attn: Candice Quinn

For additional information:

Phone: (713) 993-4675

Fax: (713) 993-4698

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal dated                     .

Such tender was in the amount of:                                                 $

Date:

SIGNATURES:

For Individual Investors and Joint Tenants:

Signature:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)

Print Name of Investor:

Joint Tenant Signature:
(If Joint Tenants, Both Must Sign.)	(Signature of Owner(s) exactly as appeared on Subscription Agreement/Investor Application)

Print Name of Joint Tenant:

For Other Investors:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)

Print Name of Signatory and Co-Signatory if Necessary:
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement/Investor Application)

Title:

Print Name and Title of Co-Signatory: